Exhibit 99.1

FOR IMMEDIATE RELEASE:	News
November 14, 2006	ACTT.OB

ACT TELECONFERENCING ANNOUNCES THIRD QUARTER 2006 RESULTS

DENVER – ACT Teleconferencing, Inc. (OTC: ACTT), an independent worldwide provider of audio, video and web-based conferencing products and services, today announced its operating results for the third quarter of 2006.

Net revenue for third quarter 2006 totaled $12.9 million compared to $12.2 million for the same period last year. Third quarter 2006 net income was $699,000 compared to last year’s third quarter net loss of $(10.6) million.

Loss per share available to common shareholders improved to $(0.08) compared to $(0.65) for third quarter of the prior year.

Forward Looking Statements

Matters discussed in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology, such as, may, should, expect, plan, intend, anticipate, believe, estimate, predict, potential or continue, the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from the events or results indicated in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the “Risk Factors” included in our Form 10-KSB filed for the year ended December 31, 2005.

About ACT Teleconferencing

Established in 1990, ACT Teleconferencing, Inc. is a leading independent worldwide provider of audio, video and web-based conferencing products and services to corporations, educational organizations and governments worldwide. ACT’s integrated global audio and video conferencing platforms provide uniform international services, customized uniform billing, managed services and local language services. The Company’s headquarters are located in Denver, Colorado with operations in Australia, Belgium, Canada, France, Germany, Hong Kong, Singapore, the U.K. and the U.S., with several virtual locations, including Japan, China, Taiwan, Indonesia, Spain, Sweden, Switzerland, Russia, Poland and South Africa.

Contact:

ACT Teleconferencing, Inc., Liza Kaiser

Phone: 303-233-3500, e-mail: lkaiser@acttel.com